______________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 12, 2006

CLAREMONT TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-50240 _______________________________	98-0338263 __________________________________
(Commission File Number)	(IRS Employer Identification No.)

Anlian Building, Suite #A 1501,
Futian District, Shenzhen, China 518110
(Address of Principal Executive Offices)  (Zip Code)

852-2511-1665
(Registrant’s Telephone Number, Including Area Code)

1200 West 73rd Avenue, Suite 1100,

Vancouver A1 V6P 6G5, Canada

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On October 12, 2006, Claremont Technologies Corp. (the “Registrant”, “the Company” or “CTTG”), Brighter International Limited (“BIL”), Blue Tassel School (“BTS”), and the shareholders of Brighter International Limited (the “Shareholders”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which CTG will acquire 100% of BIL in a stock transaction valued at approximately USD$27,625,000. Under the Share Exchange Agreement, in exchange for surrendering all their ownership in BIL, the BIL Shareholders will receive stock consideration from CTTG. The stock consideration consisted of 55,250,000 newly issued shares of the Registrant’s common stock, which were divided proportionally among the BIL Shareholders in accordance with their respective ownership interests in BIL immediately before the completion of the Share Exchange Transaction. A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this Current Report.

CTTG, BIL, BTS and the BIL Shareholders have made customary representations, warranties and covenants in the Share Exchange Agreement. Consummation of the transactions set forth in the Share Exchange Agreement are subject to certain conditions, including, among others, (i) absence of any law or order prohibiting the consummation of the Share Exchange; (ii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iii) compliance with each party’s covenants. The Share Exchange Agreement contains certain termination rights for both CTTG, on the one hand, and BIL and the Shareholders, on the other hand.

The transaction described in the Share Exchange Agreement is referred to in this Current Report as the “Share Exchange Transaction.” A summary of the Share Exchange Transaction, as well as the material terms and conditions of the Share Exchange Agreement, are set forth below, but such summary is qualified in its entirety by the terms and condition of the Share Exchange Agreement, which are incorporated herein by this reference.

1. The Parties to the Share Exchange Agreement

BIL is a corporation formed under the laws of the Nevada state that owns 100% of BTS. BTS is an education center organized under the laws of China, and it is an operating company. Yongqi Zhu, First Capital Limited, Simple (Hong Kong) Investment & Management Company Limited, China US Bridge Capital Limited, and Shenzhen Ding Yi Investment Co., Ltd., and Shenzhen Shiji Ruicheng Guaranty and Investment Co., Ltd are the shareholders of BIL (the “BIL Shareholders”). In addition, Yongqi Zhu is the sole officer and sole director of BIL.

2. The Share Exchange Transaction

Pursuant to the Share Exchange Agreement, CTTG will acquire 100% of the issued and outstanding capital stock of  BIL.  As a result of the Share Exchange Transaction, BIL will become a wholly owned subsidiary of the Registrant, which, in turn, will make the Registrant the indirect owner of all of the Chinese operating company BTS.

3. The Consideration

Under the Share Exchange Agreement, in exchange for surrendering their shares in BIL, the BIL Shareholders will receive stock consideration consisting of 55,250,000 newly issued shares of the Registrant’s common stock, to be divided proportionally among the BIL Shareholders in accordance with their respective ownership interests in BIL immediately before the completion of the Share Exchange Transaction.

4. The Share Exchange Agreement

There was no delay between the signing of the Share Exchange Agreement and the closing of the Share Exchange Agreement; both occurred on October 12, 2006. The Share Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the share exchange. The Share Exchange Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Share Exchange Transaction for 18 months.

5. Material Relationships

There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 12, 2006, the Registrant entered into the Share Exchange Agreement, pursuant to which the Registrant completed the Share Exchange Transaction and acquired BIL from the BIL Shareholders and thereby indirectly acquired the Chinese operating subsidiary company BTS. Further information about the Share Exchange Agreement and the Share Exchange Transaction is provided above under Item 1.01 of this Current Report.

In exchange for transferring BIL to the Registrant, the BIL Shareholders received stock consideration consisting of 55,250,000 newly issued shares of the Registrant’s common stock, which were divided proportionally among the BIL Shareholders in accordance with their respective ownership interests in BIL immediately before the completion Share Exchange Transaction. Further information about the consideration is provided above under Item 1.01 of this Current Report.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange Transaction. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange Transaction, with such information reflecting the Registrant and its securities upon consummation of the Share Exchange Transaction.

A. Description of Business

BTS is an education center located in Suzhou and organized under the laws of China. BTS is accredited by Jiangsu Educational committee and a boarding school comprising grades from kindergarten through senior school, including international school. BTS has built itself a reputation of good school pride and of excellence in both academics and athletics. BTS has built a cooperative relationship with other schools from a variety of countries and regions, such as Australia, New Zealand and Hong Kong. BTS’s international department school has the preparatory classes co-operated with BATH ACADEMY in United Kingdom, and it’s called BLUE TASSEL-BATH ACADEMY. The physical location of BTS is Yue Hu Road, Wu Zhong Qu, Suzhou City, Jiangsu Province, P.R. China 215104.

B. Management’s Discussion and Analysis or Plan of Operation

Forward Looking Statements

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant’s capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “Intend”, “anticipate”, “believe”, estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

1.  Management’s Discussion and Analysis

Following the Share Exchange Transaction, BTS constitutes all of our operations. The following discussion and analysis summarizes the significant factors affecting BTS’ results of operations for fiscal year 2005 compared to fiscal year 2004, and BTS’ results of operations for the six-month period ended June 30, 2006 compared with BTS’ results of operations for the six-month period ended June 30, 2005. This discussion and analysis should be read in conjunction with the financial statements and notes included with this report.

RESULTS OF OPERATIONS

The following table presents the statement of operations for the six months ended June 30, 2006 as compared to the comparable period of the six months ended June 30, 2005. The discussion following the table is based on these results.

	6/30/2006	6/30/2005
Net revenue:
Tuition Revenue	$1,762,543	$1,421,302
Accommodation Revenue	290,620	188,736
Donation Revenue	270,432	281,567
Net Revenue	2,323,595	1,891,605

Operating Expenses
Depreciation	122,902	138,769
General and administrative expenses	1,015,511	759,774
Total operating expenses	1,138,412	898,543

Income From Operations	1,185,183	993,062

Other (Income) Expense
Interest income	(20,924)	(1,771)
Other income	1,522	84
Interest expense	358,736	255,547
Total Other (Income) Expense	339,334	253,860

Net Income	$845,848	$739,203

Net revenue

Net revenue for the six months ended June 30, 2006 totaled $2,323,595 compared to $1,891,605 for the six months ended June 30, 2005, an increase of $431,990 or approximately 22.84%. The increase was due to increase in enrollment.

Operating Expense

Total operating expenses for the six months ended June 30, 2006 totaled $1,138,412 or approximately 49% of net revenue, compared $898,543 or approximately 47.5% for the six months ended June 30, 2005. The increase in operating expense of $239,869 or approximately 26.7% was due to the increase in expenses related to the growth in enrollment.

Income (Loss) from Operations

Income (loss) from operations for the six months ended June 30, 2006 was $1,185,182 as compared to income from operations of $993,062 for the six months ended June 30, 2005, an increase of $192,120. The increase was due to the increase in enrollment.

Interest Expense

Interest expense for the six months ended June 30, 2006 totaled $358,736 compared to $266,547 for the six months ended June 30, 2005, an increase of $103,189 or approximately 40.4%. The increase in interest expense was due to the increase of the loans.

Net Income

Net income was $845,848 for the six months ended June 30, 2006 compared to $739,203 for the same period in 2005, an increase decrease of $106,645. The increase was due to the growth in enrollment.

LIQUIDITY AND CAPITAL RESOURCES

Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $3,859,289 at June 30, 2006 and current assets totaled $17,294,982 at June 30, 2006. The Company's total current liabilities were $16,667,523 at June 30, 2006. Working capital at June 30, 2006 was $627,459. We believe that the funds available to us are adequate to meet our operating needs for 2006. During the six months ended June 30, 2006, net cash used in operating activities was $207,025.

Capital expenditures

Total capital expenditures during the six months ended June 30, 2006 and 2005 were $ 25,896 and $4,296, respectively.

RESULTS OF OPERATIONS

The following table presents the statement of operations for the year ended December 31, 2005 as compared to the comparable period of the year ended December 31, 2004. The discussion following the table is based on these results.

	2005	2004
Net Revenue:
Tuition Revenue	$2,916,548	$2,024,476
Accommodation Revenue	432,084	160,882
Donation Revenue	1,904,125	1,598,648
Net Revenue	5,252,757	3,784,006

Operating Expenses
Depreciation	283,700	286,072
General and administrative expenses	1,990,808	1,891,534
Total operating expenses	2,274,508	2,177,606

Income From Operations	2,978,249	1,606,400

Other (Income) Expense
Interest income	(8,329)	(1,830)
Other expense	1,633	286
Interest expense	580,191	260,135
Total Other (Income) Expense	573,495	258,591

Net Income	$2,404,754	$1,347,810

Net revenue

Net revenue for the year ended December 31, 2005 totaled $5,252,757 compared to $3,784,006 for the year ended December 31, 2004, an increase of $1,468,751 or approximately 38.8%. The increase was due to increase in enrollment in 2005.

Operating Expense

Total operating expenses for the year ended December 31, 2005 totaled $2,274,508 or approximately 43.3% of net revenue, compared $2,177,606 or approximately 57.55% for the year ended December 31, 2004. The increase in operating expense of $96,902 or approximately 4.45% was due to the increase in expenses related to the growth in enrollment.

Income (Loss) from Operations

Income (loss) from operations for the year ended December 31, 2005 was $2,978,249 as compared to income from operations of $1,606,400 for the year ended December 31, 2004, an increase of $1,371,849. The increase was due to the increase in enrollment.

Interest Expense

Interest expense for 2005 totaled $580,191 compared to $260,135 for 2004, an increase of $320,056. The increase in interest expense was due to the increase of the loan.

Net Income

Net income was $2,404,754 for the year ended December 31, 2005 compared to $1,347,809 for the same period in 2004, an increase decrease of $1,056,945. The increase was due to the growth in enrollment.

LIQUIDITY AND CAPITAL RESOURCES

Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $2,319,631 at December 31, 2005 and current assets totaled $16,804,543 at December 31, 2005. The Company's total current liabilities were $17,125,619 at December 31, 2005. Working capital at December 31, 2005 was $(321,076). We believe that the funds available to us are adequate to meet our operating needs for 2006. During 2005, net cash provided by operating activities was $2,496,645. Cash provided by financing activities was $10,373,910 for 2005.

Capital expenditures

Total capital expenditures during the year ended December 31, 2005 and 2004 were $ 67,675 and $30,842, respectively.

Working Capital Requirements

Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate revenues from sales. However, our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

OFF-BALANCE SHEET ARRANGEMENTS

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

2.  Plan of Operation

The Registrant has no significant business operations or assets other than its interest in BTS. BTS is an education center located in Suzhou City and organized under the laws of China. The Registrant’s short to mid-term strategic plan is to focus on attracting more students to the school. To achieve this goal, the Registrant plans to retain more qualified teachers, expand the school campus, and organize more different programs for the students. The Registrant’s long term strategic plan is to acquire other higher education centers and become a leading education center in China.

The Registrant may issue additional shares of its capital stock to raise additional cash for working capital during the next twelve months. The Registrant has not decided on the amount of the cash needed for working capital at this point. Working capital will be used for expanding campus, hiring teachers, establish new educational programs or acquire other education centers.

C. Description of Property

The assets of the Registrant and its subsidiaries on a consolidated, post-merger basis include cash and cash equivalents, advances to employees, prepaid expenses, and fixed assets.

D. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Common Stock as of the date of this report by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name and Address Of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Xu Zuqiang (1)	1,000,000	1.77%
Yongqi Zhu (2)	34,918,000	61.80%
First Capital Limited(2)	5,525,000	9.78%
Simple (HK) Investment & Management Co. Ltd. (2)	4,420,000	7.82%
China US Bridge Capital Limited (2)	3,867,500	6.85%
Shenzhen Ding Yi Investment Co. Ltd. (2)	3,038,750	5.38%
Shenzhen Shiji Ruicheng Guranty and Investment Co., Ltd. (2)	3,480,750	6.16%
Executive Officers and Directors as a Group	1,000,000	1.77%

_______________

(1)

The address for Xu Zuqiang is Anlian Building, Suite A# 1501, Futian District, Shenzhen, China.

(2)

The address to be used for each Beneficial Owner is Yue Hu Road, Wu Zhong Qu, Suzhou City,

Jiangsu Province, P.R. China 215104.

Change in Control Arrangements

There are currently no arrangements that would result in a change in control of the Registrant.

E. Directors and Executive Officers, Promoters and Control Persons

Xu Zuqiang –

Xu Zuqiang, the registrant’s current sole officer and director of the Company, has the following business experience:  From July 1997 to December 2001, Xu Zuqiang was an accountant for Guangzhou Baiyun Zhongda Material.  From 2002 to July 2004, he was Chief Financial Officer of Guangdong Meide Kitchen Appliances LTD., and from September 2004 to May 2006, Xu Zuqiang was Chief Financial Officer of Shenzhen Taifu Apparel LTD.

F. Executive & Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended September 30, 2005. No officers or directors received annual compensation in excess of $100,000 during the last two complete fiscal years.

					Long Term Compensation

		Annual Compensation			Awards		Payouts

			Non-
			Cash		Restricted	Options/	LTIP	All
Name & Position	Year	Salary	Bonus	Other	Stock	SARs	Payouts	Other
Daniel Steer CEO	2005	$1,800	None	None	None	None	None	None
Gus Rahim President	2005	$0	None	None	None	None	None	None

To date, no compensation has been awarded to, earned by or paid to current sole officer and sole director, Mr. Zuqiang Xu.  The current director of the Registrant has not received compensation for his services as director nor has he been reimbursed for expenses incurred in attending board meetings.

G. Certain Relationships and Related Transactions

Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

H. Description of Securities

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

I. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to October 12, 2006, the Registrant’s common stock was traded on the OTCBB under the symbol “CTTG.OB”.  Commencing on October 12, 2006, the Registrant’s common stock trades under the new symbol “CLMN.OB”.  As of October 11, 2006, the closing price for the Registrant’s common stock was $0.015 per share. There is currently minimal trading market in the Registrant’s common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of the close of business on October 12, 2006, there were approximately 200 holders of record of the Registrant’s common stock.

The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2005 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

J. Legal Proceedings

On March 25, 2005, two of the Company’s note holders filed an involuntary petition of bankruptcy against the Company under Chapter 11 of the Untied States Code.  They were subsequently joined by two other noted holders.  The Company answered and denied various allegations of the Petition.  The parties conducted extensive discovery and on June 7, 2005, a hearing was held in the United States Bankruptcy Court for the District of Nevada and the parties announced that they were working towards a tentative settlement.

On April 18, 2006, the Bankruptcy Court for the District of Nevada entered an order dismissing our Chapter 11 bankruptcy case, based upon a joint motion to dismiss the case and a joint motion to approve a global settlement with our creditors.

K. Changes in and Disagreements with Accountants

None.

L. Recent Sales of Unregistered Securities

Please see the information set forth below under Item 3.02 of this Current Report.

M. Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 3.02 Unregistered Sales of Equity Securities.

A. Issuance Pursuant to the Merger Agreement

On October 12, 2006, the Registrant issued 55,250,000 shares of its common stock to the BIL Shareholders. The shares were issued as consideration in the Share Exchange Transaction pursuant to the Share Exchange Agreement, which is described above under Item 1.01 of this Current Report. The parties used a valuation of $0.50 per share for the issuance.

1. Section 4(2) of the Securities Act

The shares were issued to the BIL Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. The requirements to qualify to use this exemption are described above.

The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the issuance of the shares to the BIL Shareholders. Specifically, (1) the Registrant has determined that the BIL Shareholders are knowledgeable and experienced in finance and business matters and thus they are able to evaluate the risks and merits of acquiring the Registrant’s securities; (2) the BIL Shareholders have advised the Registrant that they are able to bear the economic risk of purchasing the Registrant’s common stock; (3) the Registrant has provided the BIL Shareholders with access to the type of information normally provided in a prospectus; (4) pursuant to the Merger Agreement, the BIL Shareholders have agreed not to resell or distribute the securities to the public; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

2. Regulation S under the Securities Act

In addition, the shares were issued to certain of the BIL Shareholders without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Regulation S under the Securities Act. The relevant requirements to qualify to use this exemption are described above.

The Registrant, which is located in the United States, believes that the issuance of its common stock to Yongqi Zhu, First Capital Limited, Simple (Hong Kong) Investment & Management Company Limited, China US Bridge Capital Limited, and Shenzhen Ding Yi Investment Co., Ltd., and Shenzhen Shiji Ruicheng Guaranty and Investment Co., Ltd (the “Offshore BIL Shareholders”) constituted an offshore transaction. Each of the Offshore BIL Shareholders is a resident of China. At the time the Registrant offered to issue its shares to the Offshore BIL Shareholders, each of the Offshore BIL Shareholders was located in China. Furthermore, at the time the Registrant issued its common stock to the Offshore BIL Shareholders, the Registrant reasonably believed that each of the Offshore BIL Shareholders was outside the United States. As a result, the Registrant believes that these facts enable it to also rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act with respect to the issuances to the Offshore BIL Shareholders.

Item 9.01.      Financial Statements and Exhibits.

a)    Consolidated Financial Statements of Brighter International Limited as of June 30, 2006 and for the six months then ended;

b)    Consolidated Financial Statements of Brighter International Limited as of December 31, 2005 and for each of the years in the period ended December 31, 2005 and December 31, 2004.

c)    Pro Forma Combined Condensed Financial Statements.

Exhibits

10.1	Share Exchange Agreement, dated as of October 12, 2006, among Claremont Technologies Corp., Brighter International Limited, Blue Tassel School, and the Shareholders of Brighter International Limited.

______________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	CLAREMONT TECHNOLOGIES CORP.
By: /s/ Zuqiang Xu
Name: Zuqiang Xu Title: Chief Executive Officer

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JUNE 30, 2006
(Unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$3,859,289
Due from shareholder	10,900,928
Advances to employees	559,844
Prepaid expenses	1,094,192
Loans receivable	880,729
Total Current Assets	17,294,982

Property, Plant & Equipment, net	3,962,000

Total Assets	$21,256,982

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$807,247
Notes payable	3,125,000
Loans payable- current	9,187,500
Dividend payable	3,547,776
Total Current Liabilities	16,667,523

Loans Payable – Non Current	1,812,500
Total Liabilities	18,480,023

Stockholders’ Equity

Capital stock	54,384
Other comprehensive income	79,107
Retained earnings	2,643,467
Total Stockholders’ Equity	2,776,959

Total Liabilities and Stockholders’ Equity	$21,256,982

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
(Unaudited)

	2006	2005
Net revenue:
Tuition Revenue	$1,762,543	$1,421,302
Accommodation Revenue	290,620	188,736
Donation Revenue	270,432	281,567
Net Revenue	2,323,595	1,891,605

Operating Expenses
Depreciation	122,902	138,769
General and administrative expenses	1,015,511	759,774
Total operating expenses	1,138,412	898,543

Income From Operations	1,185,183	993,062

Other (Income) Expense
Interest income	(20,924)	(1,771)
Other income	1,522	84
Interest expense	358,736	255,547
Total Other (Income) Expense	339,334	253,860

Net Income	845,848	739,203

Other Comprehensive Loss
Foreign currency translation	(30,621)	-

Comprehensive Income	$815,227	$739,203

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	2006	2005
Net Income	$845,848	$739,203
Adjustments to reconcile net income to net cash
used in operating activities:
Contribution of capital - rent	14,944	14,520
Depreciation	122,902	138,769
(Increase) / decrease in assets:
Advances to employees	17,970	(5,421,311)
Prepaid expenses	(604,496)	72,364
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	322,038	(43,418)
Deferred revenue	(926,231)	18,773

Net cash used in operations	(207,025)	(4,481,101)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from (issuance of) loan receivable	622,626	(484,208)
Decrease (increase) of due from shareholder	1,125,614	(245,578)
Acquisition of property & equipment	(25,896)	(4,296)

Net cash provided by (used in) investing activities	1,722,343	(734,082)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loan	-	6,050,000

Effect of exchange rate changes on cash and cash equivalents	24,340	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,539,658	834,817

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	2,319,631	103,479

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$3,859,289	$938,296

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Interest paid	$358,736	$255,547

Income tax paid	$-	$-

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2006

Note A -  ORGANIZATION

Brighter International Limited (“BIL”), an education investment enterprise, was organized in accordance with the General Corporation Act of the State of Nevada on June 1, 2006. Blue Tassel School (“BTS”) was established in 2001 under the laws of the Peoples’ Republic of China. BIL owns 100% of the outstanding shares of BTS as its sole sponsor. Collectively the two corporations are referred to herein as the “Company”.

On June 15, 2006, BIL entered into an agreement with BTS, and pursuant to the agreement, all the shareholders of BTS transfer all their ownership of BTS to BIL at no cost. Prior to acquisition, BIL and BTS had common shareholders owning the same percentage of ownership in both companies.

 The acquisition of shares by BIL has been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, the merger of the two companies has been recorded as a recapitalization of BTS, with BTS being treated as the continuing entity.

The Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).accompanying consolidated financial statements herein consist of the consolidated accounts of BIL and BTS for the six month periods ended June 30, 2006 and 2005. Inter-company amounts and balances have been eliminated in the combination.

Note B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying  unaudited  financial  statements of the Company have been prepared in accordance with generally  accepted  accounting  principles for interim financial information.  Accordingly, they do not include all of the information  required  by  generally  accepted  accounting  principles  for complete  financial   statements.   In  the  opinion  of  management,   all adjustments   (consisting  of  normal  recurring  adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not  necessarily  indicative of the results for any future period.  These  statements  should be read in  conjunction  with the Company's  audited  financial  statements  and notes thereto for the fiscal year ended  December  31,  2005.  The results of the six month period ended June 30, 2006 are not necessarily  indicative of the results to be expected for the full fiscal year ending December 31, 2006.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  Our functional currency is the Chinese

Foreign Currency Translation

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiary maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, for consolidation purposes, the Company translates the subsidiary’s' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

In particular, Renminbi ("RMB"), the PRC's official currency, is the functional currency of BTS. Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.28: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

The rates used to translate the company’s assets and liabilities at June 30, 2006 and its statement of income are RMB1:US$0.125 and RMB1:US$0.1245, respectively. The rate used to translate the company’s  statement of income at June 30, 2005 was RMB1:US$0.121.

The Company had $30,621 and $0 translation loss for the six month periods ended June 30, 2006 and 2005, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Brighter International Limited (BTI) and its wholly owned subsidiary Blue Tassel School (BTS), collectively referred to within as the Company.  All material intercompany accounts, transactions and profits have been eliminated in consolidation.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Revenue Recognition

The revenues of the company’s are tuition fees, accommodation fees and donation fees. Tuition fees and accommodation fees are collected in advance. Tuition fee is recognized as revenue proportionately as the instructions are delivered, and are reported net of scholarships and tuition refunds. Accommodation fee is recognized as revenue in proportion to semester progressed through the end of the reporting period.  Tuition and accommodation fees paid in advance are recorded as deferred revenue. Donation is collected and recognized as revenue upon receipt of the donation.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment.

New Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company does not expect the adoption of FAS No. 123R to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Management believes the adoption of this pronouncement will not have a material effect on our consolidated financial statements.

In June 2005, the FASB ratified the EITF consensus to amend EITF No. 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholders Have Certain Approval or Veto Rights". The EITF agreed to amend the Protective Rights section of this consensus, as well as Example of Exhibit 96-16A, to be consistent with the consensus reached in Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similarly Entity When the Limited Partners Have Certain Rights." The provisions of this amendment should be applied prospectively to new investments and to investment agreements that are modified after June 29, 2005. Management believes the adoption of this pronouncement will not have a material effect on our consolidated financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.

A brief description of the provisions of this Statement

b.

The date that adoption is required

c.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

d.

A brief description of the provisions of this Statement

e.

The date that adoption is required

f.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

Note C -  DUE FROM SHAREHOLDER

The Company has a receivable from the sole shareholder of the Company, Suzhou Brighter Industry Ltd. As of December 31, 2005, the receivable due from the shareholder amounted to $10,900,928. The amount due is interest free, unsecured, and due on demand.

Note D -  ADVANCES TO EMPLOYEES

As of June 30, 2006, advances to employees amounted to $559,844. The advances to employees are due on demand, interest free, and unsecured.

Note E -  PREPAID EXPENSES

As of June 30, 2006, net prepaid expenses comprised of advances to vendors of $1,094,192. The Company made advance payments to vendors before delivery of goods & services. The deposits are settled upon completion of goods inspection and rendering of services.

NOTE F-  LOANS RECEIVABLE

The company provides loans to other non affiliated companies.  These loans are unsecured, due one demand, and have an interest rate of 5.58%. The loans receivable amounted to $880,729. The Company has recovered  $880,729 against the loans, through September 30, 2006. Interest income for loans receivable for the six month periods ended June 30, 2006 and 2005 are $20,924 and $1,771, respectively.

Note G -  PROPERTY., PLANT & EQUIPMENT

Property, Plant & Equipment consist of the following as of June 30, 2006:

Construction and decoration	$2,776,623
Computer equipments	176,881
Equipment	1,735,975
Automobile	101,655
Accumulated depreciation	(829,134)

$3,962,000

Depreciation expense for the six months ended June 30, 2006 and 2005 was $122,902 and $138,769, respectively.

Note H -  DEFERRED REVENUE

The company has recorded tuition and accommodation fee received in advance as deferred revenue. Deferred revenue amounted to $0 as of June 30, 2006.

Note I  -  NOTE PAYABLE

As of June 30, 2006, the company had a note payable amounting $3,125,000. The note was unsecured, interest free, and due by September 22, 2006. The note payable has not been paid off as of September 30, 2006.

Note J -  LOANS PAYABLE

The company has loans payable amounting $11,000,000 as of June 30, 2006. The long-term bank loans are secured by a pledge of certain of the shareholder’s assets comprising of buildings and right of  use of land.  The loans payable at June 30, 2006 comprised of the following:

June 30, 2006
Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 19, 2006	$1,125,000

Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 20, 2006	1,375,000

Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 21, 2006	1,250,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by September 12, 2006	1,250,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by October 19, 2006	1,250,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by October 20, 2006	1,250,000

Secured short term loan payable to a bank in China,
interest at 7.5% per annum, due by December 12, 2006	375,000

Secured short term loan payable to a bank in China,
interest at 7.5% per annum, due by December 13, 2006	750,000

Secured short term loan payable to a bank in China,
interest at 7.5% per annum, due by December 14, 2006	312,500

Secured short term loan payable to a bank in China,
interest at 7.5% per annum, due by December 15, 2006	250,000

Secured short term loan payable to a bank in China,
interest at 7.5% per annum, due by December 24, 2007	1,812,500

Total	11,000,000
Current portion	9,187,500
Long-term portion	$1,812,500

Notes K -  STOCKHOLDERS’ EQUITY

Brighter International Limited (“BIL”), an education investment enterprise, was organized in accordance with the General Corporation Act of the State of Nevada on June 1, 2006. Blue Tassel School (“BTS”) was established in 2001 under the laws of the Peoples’ Republic of China. BIL owns 100% of the outstanding shares of BTS as its sole sponsor. Collectively the two corporations are referred to herein as the “Company”.

On June 15, 2006, BIL entered into an agreement with BTS, and pursuant to the agreement, all the shareholders of BTS transfer all their ownership of BTS to BIL at no cost. Prior to acquisition, BIL and BTS had common shareholders owning the same percentage of ownership in both companies.

BIL donated the right to use land and other properties to BTS as capital contribution. The title change is still in the process.

Dividend payable:

The Company allocated a part of its retained earnings as dividend payable to its shareholder, Suzhou Brighter Industry Ltd., as approved per the shareholder’s meeting. The dividend payable amounted to $3,547,776 as of June 30, 2006.

Note L -  COMMITMENTS

Operating Lease

The Company leases building space from Suzhou Brighter Industry Ltd, the shareholder of the Company. The term of the lease agreement is that from September 1, 2004 to December 31, 2006, the Company leases the building space free and from January 1, 2007 to August 31, 2014, the Company shall pay the rent based on the Suzhou house rental market status. The school has recorded rent expenses of $14,944 and $14,520 and shown as contributed capital in the accompanying financial statements for the six month periods ended June 30, 2006 and 2005, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Brighter International Limited and Subsidiary

We have audited the accompanying consolidated balance sheet of Brighter International Limited and Subsidiary as of December 31, 2005 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brighter International Limited and Subsidiary as of December 31, 2005, and the results of its consolidated income statements and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/S/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

June 29, 2006

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Current Assets
Cash and cash equivalents	$2,319,631
Due from shareholder	11,934,480
Advances to employees	573,258
Prepaid expenses	483,549
Loans receivable	1,493,624
Total Current Assets	16,804,543

Property, Plant & Equipment, net	4,026,891

Total Assets	$20,831,434

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$480,140
Notes payable	3,100,000
Loans payable- current	9,114,000
Dividend payable	3,509,241
Deferred revenue	922,238
Total Current Liabilities	17,125,619

Loans Payable - Non Current	1,798,000
Total Liabilities	18,923,619

Stockholders' Equity
Capital stock	39,440
Other comprehensive income	109,728
Retained earnings	1,758,647
Total Stockholders' Equity	1,907,815

Total Liabilities and Stockholders' Equity	$20,831,434

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Net Revenue:
Tuition Revenue	$2,916,548	$2,024,476
Accommodation Revenue	432,084	160,882
Donation Revenue	1,904,125	1,598,648
Net Revenue	5,252,757	3,784,006

Operating Expenses
Depreciation	283,700	286,072
General and administrative expenses	1,990,808	1,891,534
Total operating expenses	2,274,508	2,177,606

Income From Operations	2,978,249	1,606,400

Other (Income) Expense
Interest income	(8,329)	(1,830)
Other expense	1,633	286
Interest expense	580,191	260,135
Total Other (Income) Expense	573,495	258,591

Net Income	2,404,754	1,347,810

Other Comprehensive Loss
Foreign Currency Translation	109,728	-

Comprehensive Income	$2,514,482	$1,347,810

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

				Total
	Capital Stock	Comprehensive	Retained	Stockholders'
	Amount	Income (loss)	Earnings	Equity
Balance January 1, 2004	$-	$-	$1,515,325	$1,515,325

Contributed capital	9,680	-	-	9,680

Dividend declared	-	-	(1,621,219)	(1,621,219)

Net income for the year ended December 31, 2004	-	-	1,347,810	1,347,810

Balance December 31, 2004	9,680	-	1,241,915	1,251,595

Contributed capital	29,760	-	-	29,760

Dividend declared	-	-	(1,888,022)	(1,888,022)

Foreign currency translation loss	-	109,728	-	109,728

Net income for the year ended December 31, 2005	-	-	2,404,754	2,404,754

Balance December 31, 2005	$39,440	$109,728	$1,758,647	$1,907,815

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

CASH FLOWS FROM OPERATING ACTIVITIES	2005	2004
Net Income	$2,404,754	$1,347,810
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Contribution of capital - rent	29,760	9,680
Depreciation	283,700	286,072
(Increase) / decrease in assets:
Advances to employees	(373,236)	(181,164)
Prepaid expense	(318,814)	39,724
Increase / (decrease) in liabilities:
Accounts payable and accrued expenses	(434,357)	567,648
Deferred revenue	904,837	(13,250)

Net cash provided by (used in) operations	2,496,645	2,056,520

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of loan receivable	(1,098,624)	(368,280)
Due from Shareholder	(9,525,551)	(1,650,147)
Acquisition of property & equipment	(67,675)	(30,842)

Net cash used in investing activities	(10,691,851)	(2,049,269)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on bank loan	(10,434,933)	(907,500)
Proceeds from issuance of notes payable	3,051,150	-
Proceeds from bank loan	17,757,693	847,000

Net cash provided by (used in) financing activities	10,373,910	(60,500)

Effect of exchange rate changes on cash and cash equivalents	37,447	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,216,152	(53,248)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	103,479	156,728

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$2,319,631	$103,479

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Interest paid	$580,191	$260,135

Income tax paid	$-	$-

See notes to financial statements.

BRIGHTER INTERNATIONAL LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note A - ORGANIZATION

Brighter International Limited (“BIL”), an education investment enterprise, was organized in accordance with the General Corporation Act of the State of Nevada on June 1, 2006. Blue Tassel School (“BTS”) was established in 2001 under the laws of the Peoples’ Republic of China. BIL owns 100% of the outstanding shares of BTS as its sole sponsor. Collectively the two corporations are referred to herein as the “Company”.

On June 15, 2006, BIL entered into an agreement with BTS, and pursuant to the agreement, all the shareholders of BTS transfer all their ownership of BTS to BIL at no cost. Prior to acquisition, BIL and BTS had common shareholders owning the same percentage of ownership in both companies.

 The acquisition of shares by BIL has been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, the merger of the two companies has been recorded as a recapitalization of BTS, with BTS being treated as the continuing entity.

The accompanying consolidated financial statements herein consist of the consolidated accounts of BIL and BTS for the years ended December 31, 2005 and 2004. Inter-company amounts and balances have been eliminated in the combination.

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  Our functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiary maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, for consolidation purposes, the Company translates the subsidiary’s' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi

In particular, Renminbi ("RMB"), the PRC's official currency, is the functional currency of BTS. Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.28: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

The rates used to translate the company’s assets and liabilities at December 31, 2005 and its statement of income are RMB1: US$0.124 and RMB1: US$0.122, respectively. The rates used to translate the company’s assets and liabilities at December 31, 2004 and its statement of income are RMB1: US$0.121.

The Company had $109,728 and $0 of translation gain for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Brighter International Limited (BTI) and its wholly owned subsidiary Blue Tassel School (BTS), collectively referred to within as the Company.  All material intercompany accounts, transactions and profits have been eliminated in consolidation.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, regulatory or other PRC related factors, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Allowance for Doubtful Accounts

Management reviews the composition of accounts receivable, loans and prepaid expense and analyzes historical bad debts, aging analysis, current economic trends and changes in payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful accounts amounted to $0 at December 31, 2005.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Construction and Decoration	40 years
Equipment (including electronic facilities, sports & recreation facilities)	10 years
Automobile	10 years
Furniture and Fixtures	5 years
Computer Hardware and Software	5 years

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets in the years ended December 31, 2005 and 2004.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Revenue Recognition

The revenues of the company’s are tuition fees, accommodation fees and donation fees. Tuition fees and accommodation fees are collected in advance. Tuition fee is recognized as revenue proportionately as the instructions are delivered, and are reported net of scholarships and tuition refunds. Accommodation fee is recognized as revenue in proportion to semester progressed through the end of the reporting period.  Tuition and accommodation fees paid in advance are recorded as deferred revenue. Donation is collected and recognized as revenue upon receipt of the donation.

Advertising Expenses

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. We expense all advertising costs as incurred.

Income Taxes

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC relevant laws & regulations and tax law, the Company is exempt from income tax.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flow from our operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base, most of which are in China. We control credit risk by collecting the revenue in advance. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment.

New Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company does not expect the adoption of FAS No. 123R to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3". This statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Management believes the adoption of this pronouncement will not have a material effect on our consolidated financial statements.

In June 2005, the FASB ratified the EITF consensus to amend EITF No. 96-16, "Investor's Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholders Have Certain Approval or Veto Rights". The EITF agreed to amend the Protective Rights section of this consensus, as well as Example of Exhibit 96-16A, to be consistent with the consensus reached in Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similarly Entity When the Limited Partners Have Certain Rights." The provisions of this amendment should be applied prospectively to new investments and to investment agreements that are modified after June 29, 2005. Management believes the adoption of this pronouncement will not have a material effect on our consolidated financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

g.

A brief description of the provisions of this Statement

h.

The date that adoption is required

i.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

j.

A brief description of the provisions of this Statement

k.

The date that adoption is required

l.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

Note C - DUE FROM SHAREHOLDER

The Company has a receivable from the sole shareholder of the Company, Suzhou Brighter Industry Ltd. As of December 31, 2005, the receivable due from the shareholder amounted to $11,934,480. The amount due is interest free, unsecured, and due on demand.

Note D - ADVANCES TO EMPLOYEES

As of December 31, 2005, advances to employees amounted to $573,258. The advances to employees are due on demand, interest free, and unsecured.

Note E - PREPAID EXPENSES

As of December 31, 2005, prepaid expenses comprised of advances to vendors of $483,549. The Company made advance payments to vendors before delivery, of goods & services. The deposits are settled upon completion of goods inspection and rendering of services.

NOTE F - LOANS RECEIVABLE

The company provides loans to other non affiliated companies.  These loans are unsecured, due one demand, and have an interest rate of 5.58%. The loans receivable amounted to $1,493,624. The Company has recovered  $620,000 against the loans, through June 30, 2006. Interest income for loans receivable for the years ended December 31, 2005 and 2004 are $8,329 and $1,830, respectively.

Note G - PROPERTY, PLANT & EQUIPMENT

Property, Plant & Equipment consist of the following as of December 31, 2005:

2005
Construction and decoration	$2,754,410
Computer equipments	173,327
Equipment	1,698,441
Automobile	100,842
Accumulated depreciation	(700,129)

$4,026,891

Depreciation expense for the years ended December 31, 2005 and 2004 was $286,700 and $286,072, respectively.

Note H - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company’s accounts payable and accrued expenses amounted to $480,140 as of December 31, 2005. The accounts payable and accrued expenses include payables to vendors of $ 348,110, tax payable $3,156, and accrued expenses of $128,874.

Note I - DEFERRED REVENUE

The company has recorded tuition and accommodation fee received in advance as deferred revenue. Deferred revenue amounted to $922,238 as of December 31, 2005.

Note J - NOTE PAYABLE

As of December 31, 2005, the company had a note payable amounting $3,100,000. The note was unsecured, interest free, and due by April 12, 2006. The note payable was paid off in March 2006.

Note K - LOANS PAYABLE

The company has loans payable amounting to $10,912,000 as of December 31, 2005. The long-term bank loans are secured by a pledge of certain of the shareholder’s assets comprising of buildings and right of use of land.  The loans payable at December 31, 2005 comprised of the following:

December 31, 2005
Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 19, 2006	$1,116,000

Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 20, 2006	1,364,000

Secured short term loan payable to a bank in China,
interest at 4.7% per annum, due by April 21, 2006	1,240,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by September 12, 2006	1,240,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by October 19, 2006	1,240,000

Secured short term loan payable to a bank in China,
interest at 5.02% per annum, due by October 20, 2006	1,240,000

Secured short term loan payable to a bank in China,
interest at 7.56% per annum, due by December 12, 2006	372,000

Secured short term loan payable to a bank in China,
interest at 7.56% per annum, due by December 13, 2006	744,000

Secured short term loan payable to a bank in China,
interest at 7.56% per annum, due by December 14, 2006	310,000

Secured short term loan payable to a bank in China,
interest at 7.56% per annum, due by December 15, 2006	248,000

Secured short term loan payable to a bank in China,
interest at 7.56% per annum, due by December 24, 2007	1,798,000

Total	10,912,000
Current portion	9,114,000
Long-term portion	$1,798,000

Note L - STOCKHOLDERS’ EQUITY

Brighter International Limited (“BIL”), an education investment enterprise, was organized in accordance with the General Corporation Act of the State of Nevada on June 1, 2006. Blue Tassel School (“BTS”) was established in 2001 under the laws of the Peoples’ Republic of China. BIL owns 100% of the outstanding shares of BTS as its sole sponsor. Collectively the two corporations are referred to herein as the “Company”.

On June 15, 2006, BIL entered into an agreement with BTS, and pursuant to the agreement, all the shareholders of BTS transfer all their ownership of BTS to BIL at no cost. Prior to acquisition, BIL and BTS had common shareholders owning the same percentage of ownership in both companies.

BIL donated the right to use land and other properties to BTS as capital contribution. The title change is still in the process.

Dividend payable:

The Company allocated a part of its retained earnings as dividend payable to its shareholder, Suzhou Brighter Industry Ltd., as approved per the shareholder’s meeting. The dividend payable amounted to $3,509,241 as of December 31, 2005.

Note M - INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC relevant laws & regulations and tax law, schools are exempt from paying of income tax. Hence the Company enjoys the preferential policies for exemption from enterprise income tax.

Note N - COMMITMENTS

Operating Lease

The Company leases building space from Suzhou Brighter Industry Ltd, the shareholder of the Company. The term of the lease agreement is that from September 1, 2004 to December 31, 2006, the Company leases the building space free and from January 1, 2007 to August 31, 2014, the Company shall pay the rent based on the Suzhou house rental market status. The school has recorded rent expenses of $29,760 and $9,680 and shown as contributed capital in the accompanying financial statements for the years ended December 31, 2005 and 2004, respectively.

The accompanying condensed combined proforma financial statements illustrate the effect of the stock exchange agreement between Claremont Technologies Corp. and subsidiary and Brighter International Limited and subsidiary, on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheet as June 30, 2006 is based on the historical unaudited balance sheets of Claremont Technologies Corp. and subsidiary and Brighter International Limited and subsidiary, as of June 30, 2006. The pro forma condensed combined balance sheet assumes the acquisition took place on October 1, 2005.

The pro forma condensed consolidated balance sheets as September 30, 2005 is based on the historical audited balance sheet of Claremont Technologies Corp. and Subsidiary as of September 30, 2005, and the historical audited balance sheet of Brighter International Limited and Subsidiary as of December 31, 2005. The pro forma condensed combined balance sheet assumes the acquisition took place on October 1, 2004.

The pro forma condensed combined statement of operations for the nine month period ended June 30, 2006 is based on the historical unaudited statement of operations for the nine month period ended June 30, 2006 of Claremont Technologies Corp. and subsidiary, and the historic unaudited statement of operations for the six month period ended June 30, 2006 of Brighter International Limited and subsidiary. It assumes the acquisition took place on October 1, 2005.

The pro forma condensed combined statements of operations for the year ended September 30, 2005 is based on the historical audited statements of operations for the year ended September 30, 2005 of Claremont Technologies Corp. and subsidiary, and historical audited statements of operations for the year ended December 31, 2005 of Brighter International Limited and subsidiary. It assumes the acquisition took place on October 1, 2004. The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual may differ.

The accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Claremont Technologies Corp. and subsidiary and Brighter International Limited and subsidiary.

CLAREMONT TECHNOLOGIES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2006

Assets	Claremont Technologies Corp. and Subsidiary	Brighter International Limited and Subsidiary		Pro Forma Adjustments	Pro Forma

Current Assets
Cash and cash equivalents	$1,272	$3,859,289			$3,860,561
Advances to employees	-	559,844			559,844
Inventory	12,912	-			12,912
Prepaid expenses	-	1,094,192			1,094,192
Deposits	692	-			692
Loans receivable	-	880,729			880,729
Due from shareholder	-	10,900,928			10,900,928

Total Current Assets	14,876	17,294,982			17,309,858

Fixed assets, net	-	3,962,000			3,962,000

Other Assets

Investment in subsidiaries	-	-	2	27,625,000	-
			3	(27,625,000)
Total Assets	$14,876	$21,256,982			$21,271,858

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and
accrued expenses	$-	$807,248			$807,248
Notes payable	-	3,125,000			3,125,000
Due to related party	144,653	-			144,653
Deferred revenue	-	-			-
Dividend payable	-	3,547,776			3,547,776
Loan payable - current	-	9,187,500			9,187,500

Total Current Liabilities	144,653	16,667,524			16,812,177

Long-term debt,
net of current portion	-	1,812,500			1,812,500

Total Liabilities	144,653	18,480,024			18,624,677

Stockholders' Equity
Common stock	125,000	-	1	(123,750)	56,500
			2	55,250
Registered share capital	-	54,384	3	(54,384)	-
Additional paid in capital	1,114,908	-	1	123,750	(131,893)
			2	27,569,750
			3	(28,940,301)
Other comprehensive income	-	79,107			79,107
Retained earnings (deficits)	(1,369,685)	2,643,467	3	1,369,685	2,643,467

Total Stockholders' Equity	(129,777)	2,776,958			2,647,181

Total Liabilities and
Stockholders' Equity	$14,876	$21,256,982			$21,271,858

See notes to unaudited pro forma combined condensed financial statements.

CLAREMONT TECHNOLOGIES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE NINE MONTH PERIOD ENDED JUNE 30, 2006

	Claremont Technologies Corp. and Subsidiary	Brighter International Limited and Subsidiary	Pro Forma Adjustments	Pro Forma

Net revenue	$4,649	$2,323,595		$2,328,244

General, selling and administrative expenses	230,175	1,138,412		1,368,587

Operating income ( loss )	(225,526)	1,185,183		959,657

Non operating income ( expense )

Interest income	-	20,924		20,924
Other expense	-	(1,522)		(1,522)
Interest expense	-	(358,736)		(358,736)

Total non operating income ( expenses )	-	(339,334)		(339,334)

Net income ( loss )	$(225,526)	$845,849		$620,323

Net income per share:
Basic & diluted				$0.011

Weighted average number of shares outstanding:
Basic & diluted				56,500,000

See notes to unaudited pro forma combined condensed financial statements.

CLAREMONT TECHNOLOGIES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2005

Assets	Claremont Technologies Corp. and Subsidiary	Brighter International Limited and Subsidiary		Pro Forma Adjustments	Pro Forma

Current Assets
Cash and cash equivalents	$223	$2,319,631			$2,319,854
Advance to employees	-	573,258			573,258
Inventory	13,387	-			13,387
Prepaid expenses	-	483,549			483,549
Loans receivable	-	1,493,624			1,493,624
Due from shareholder		11,934,480			11,934,480

Total Current Assets	13,610	16,804,542			16,818,152

Fixed assets, net	-	4,026,891			4,026,891

Other Assets

Investment in subsidiaries	-	-	2	27,625,000	-
			3	(27,625,000)

Total Assets	$13,610	$20,831,433			$20,845,043

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and
accrued expenses	$293,829	$480,139			$773,968
Notes payable	-	3,100,000			3,100,000
Due to related party	174,032				174,032
Deferred revenue	-	922,238			922,238
Dividend payable	-	3,509,241			3,509,241
Loan payable - current	-	9,114,000			9,114,000

Total Current Liabilities	467,861	17,125,618			17,593,479

Long-term debt,
net of current portion		1,798,000			1,798,000

Total Liabilities	467,861	18,923,618			19,391,479

Stockholders' Equity
Common stock	25,000	-	1	(24,750)	55,500
			2	55,250
Registered share capital	-	39,440		(39,440)	-
Additional paid in capital	664,908	-	1	24,750	(470,311)
			2	27,569,750
			3	(28,729,719)
Other comprehensive income	-	109,728			109,728
Retained earnings (deficits)	(1,144,159)	1,758,647	3	1,144,159	1,758,647

Total Stockholders' Equity	(454,251)	1,907,815			1,453,564

Total Liabilities and
Stockholders' Equity	$13,610	$20,831,433			$20,845,043

See notes to unaudited pro forma combined condensed financial statements.

CLAREMONT TECHNOLOGIES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005

	Claremont Technologies Corp. and Subsidiary	Brighter International Limited and Subsidiary	Pro Forma Adjustments	Pro Forma

Net revenue	$14,071	$5,252,757		$5,266,828

General, selling and administrative expenses	105,940	2,274,508		2,380,448

Operating income ( loss )	(91,869)	2,978,249		2,886,380

Non operating income ( expenses )

Interest income	-	8,329		8,329
Other expense	-	(1,633)		(1,633)
Interest expense	-	(580,191)		(580,191)

Total non operating income ( expenses )	-	(573,495)		(573,495)

Net income ( loss )	$(91,869)	$2,404,754		$2,312,885

Net income per share:
Basic & diluted				$0.042

Weighted average number of shares outstanding:
Basic & diluted				55,500,000

See notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of Claremont Technologies Corp. and subsidiary and Brighter International Limited and subsidiary have been prepared on the basis of assumptions relating to the stock exchange agreement between Claremont Technologies Corp. and subsidiary and Brighter International Limited and subsidiary and management's best estimates.

The Board of Directors approved the adoption of the Reverse Stock Split by unanimous written consent, dated September 5, 2006, as it believes that such actions are in the best interests of the Company. In connection with resolutions of the board of directors of the Company and the written consent of the holder of a majority of the outstanding Common Stock and Preferred Stock of the Company adopting a one-for-one-hundred reverse stock split of the shares of Common Stock, outstanding as of October  2, 2006, in accordance with Section 78.2055 of the Nevada Revised Statutes (“NRS”), which allows a Nevada corporation to decrease the number of issued and outstanding shares of its capital stock without correspondingly decreasing the number of authorized shares of the same class of capital stock, if such action is approved by the Board of Directors and the holders of a majority of the issued and outstanding capital stock of the corporation.

On October 12, 2006, Claremont Technologies Corp. (“Claremont”), the Company and the shareholders of Brighter International Limited (the “Shareholders”), entered into a Share Exchange Agreement (the “Agreement”) pursuant to which Claremont will acquire 100% of Brighter International Limited in a stock transaction valued at approximately $27,625,000. Under the terms of the Agreement, Claremont will deliver 55,250,000 unregistered shares of Claremont common stock valued at $.50 per share.

2. Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented.

The adjustments are as follows:

(1) To record the effect of the reverse stock split

(2) To record investment in subsidiary

(3) To eliminate the equity of Claremont Technologies Corp. and subsidiary and investment in subsidiary.